EXHIBIT 10.1




                            HQ GLOBAL HOLDINGS, INC.

                                     AMENDED
                           CERTIFICATE OF DESIGNATIONS

                     ESTABLISHING AND FIXING THE RIGHTS AND
              PREFERENCES OF A SERIES OF SHARES OF PREFERRED STOCK

                            Under Section 151 of the
                        Delaware General Corporation Law

     HQ Global Holdings, Inc., a Delaware corporation (the "Corporation"), certifies that:

First: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.1(b) of its Certificate of Incorporation, as heretofore amended (which, as hereafter restated or amended from time to time, are together with this Amended Certificate of Designations herein called the "Certificate of Incorporation"), the Board of Directors has, by resolution, duly designated and classified 5,395,857.654 shares of the preferred stock of the Corporation into a series designated Series A Convertible Cumulative Preferred Stock and has provided for the issuance of such series.

Second: This Amended Certificate of Designations amends and restates the Certificate of Designations in respect of the Series A Convertible Cumulative Preferred Stock filed by the Corporation with the Secretary of State of the State of Delaware on June 1, 2000 in its entirety.

Third: The preferences, rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption or conversion of the shares of such series of preferred stock, which upon any restatement of the Certificate of Incorporation shall be included as part of Section 4.1(b) of the Certificate of Incorporation, are as follows:

                 SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK

(1)      Designation and Number.
         ----------------------

         A series of preferred stock of the Corporation ("Preferred Stock"), designated the "Series A Convertible Cumulative Preferred Stock" (the "Series A Preferred"), is hereby established. The number of shares of the Series A Preferred shall be, and shall not exceed, 5,395,857.654.

(2)      Rank.
         ----

         The Series A Preferred will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank: (a) senior to all classes or series of the common stock of the Corporation (the "Common Stock"), and to all equity securities issued by the Corporation the terms of which provide that such equity securities shall rank junior to such

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Series A Preferred; (b) on a parity with all equity securities issued by the
Corporation in accordance with Section 6(c) other than those referred to in clauses (a) and (c) of this Section 2; and (c) junior to all equity securities issued by the Corporation in accordance with Section 6(c)(v) that rank senior to the Series A Preferred. The term "equity securities" shall not include convertible or exchangeable debt securities but shall include any equity securities into which such debt securities have been converted or for which such debt securities have been exchanged.

(3)      Dividends.
         ---------

         (a) Holders of the shares of Series A Preferred shall be entitled to receive dividends, when, as and if authorized by the Board of Directors, equal to the Dividend Rate multiplied by the Liquidation Amount per share of Series A Preferred. The "Dividend Rate" shall mean 13.5% per annum initially and shall increase by an amount equal to 0.50% per annum on May 31, 2001 and on each annual anniversary date thereafter until November 30, 2007 or earlier redemption, conversion or Liquidation, as applicable; provided, however, that the "Dividend Rate" shall equal the Default Dividend Rate during any period (1) commencing on the 90th day following any Dividend Payment Date on which the Corporation has failed to pay the dividend on such Dividend Payment Date, assuming the Corporation still has not paid such dividend by such 90th day following such Dividend Payment Date, and ending on the date on which such dividend is paid, and (2) commencing on the 90th day following January 1, 2001 if the Consent Securities Ratio is in excess of 6 to 1 on such 90th day following January 1, 2001 and ending on the earlier of (A) the date on which consent by the holders of the Series A Preferred is provided to such then existing Consent Securities Ratio in a manner consistent with the provisions of
Section 6(c)(vi) or (B) the reduction of such Consent Securities Ratio to 6 to 1 or lower. Payment in respect of all dividends so declared shall occur upon each Dividend Payment Date by increasing the Liquidation Amount for each share of the Series A Preferred on such Dividend Payment Date by an amount equal to the dollar amount of the dividends declared with respect to such share. Other than with respect to dividends payable pursuant to Section 3(e), holders of the Series A Preferred shall not be entitled to cash dividends in respect of dividend payments.

         (b) Dividends on the Series A Preferred shall be cumulative from May 31, 2000 and shall be payable semiannually in arrears on May 31 and November 30 of each year or, if not a Business Day, the next succeeding Business Day, commencing November 30, 2000 (each, a "Dividend Payment Date"). Any dividend payable on the Series A Preferred for a partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         (c) No dividends on the Series A Preferred shall be authorized by the Board of Directors of the Corporation or be paid by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization or payment or provides that such authorization or payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

         (d) Dividends on the Series A Preferred will accumulate daily at the Dividend Rate until the date of redemption or conversion of the Series A Preferred or a Liquidation, whether or not the Corporation has earnings and whether or not such dividends are authorized or declared. Unpaid dividends shall compound semiannually from the applicable Dividend Payment Date on which such dividends were payable until full payment or date of earlier redemption, conversion or Liquidation, as the case may be.

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         (e) If any cash or other dividends, other than dividends which are payable solely in shares of the same class as the shares of equity securities on which such dividends are declared, are declared by the Board of Directors to be paid on the Common Stock or other equity securities of the Corporation ranking junior, as to dividends, to the Series A Preferred, then holders of the shares of Series A Preferred as of the close of business on the record date referred to below shall be entitled to receive an additional dividend (the "Additional Dividend") in an amount equal to the Special Dividend Amount for each outstanding share of Series A Preferred. The "Special Dividend Amount" shall mean the value of the dividends paid in respect of one share of the Common Stock or other equity securities multiplied by the As Converted Factor. The Additional Dividend shall be paid in whatever form the dividends are paid to the holders of Common Stock or other equity securities and the Additional Dividend shall be paid on the same date as such dividends are paid to the holders of the Common Stock or such other equity securities. The record date for the payment of the Additional Dividend to holders of shares of the Series A Preferred shall be determined by the Board of Directors and shall not be less than five days prior to the payment date in respect of such Additional Dividend.

         (f) The Corporation shall not authorize, declare or pay any dividend on any equity securities of the Corporation ranking, as to the payment of dividends or distribution of assets upon a Liquidation, on a parity with or junior to the Series A Preferred for any period nor shall any shares of any such equity securities be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless full dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment, in each case as contemplated in Section 3(a), on the Series A Preferred for all past dividend periods and the then current dividend period.

(4)      Liquidation Preference.
         ----------------------

         (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (referred to herein as a "Liquidation"), the holders of the Series A Preferred will be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions, in cash, in an amount equal to the Liquidation Preference per share to the date of Liquidation, before any distribution or payment is made to holders of Common Stock or any other equity securities of the Corporation ranking junior to the Series A Preferred as to the distribution of assets upon a Liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred will have no right or claim to any of the remaining assets of the Corporation. Notwithstanding the foregoing, if an amount (a "Common Liquidation Preference") equal to the product of (i) the Liquidation Preference per share of Series A Preferred to the date of Liquidation divided by the Per Share Price, multiplied by (ii) the per share liquidating distribution to which a holder of one share of Common Stock would be entitled upon a Liquidation exceeds the Liquidation Preference per share of Series A Preferred, then, upon a Liquidation, the holders of the Series A Preferred shall be entitled to receive the Common Liquidation Preference in respect of each share of Series A Preferred in lieu of the Liquidation Preference in respect of each share of Series A Preferred.


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


         (b) In the event that, upon any Liquidation of the Corporation, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred and the corresponding amounts payable on all other equity securities of the Corporation ranking on a parity with Series A Preferred in the distribution of assets upon such Liquidation, then the holders of Series A Preferred and all other such equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(5)      Mandatory Redemption; Redemption at Option of Corporation.
         ---------------------------------------------------------

         (a) Shares of Series A Preferred will not be subject to optional redemption by the Corporation prior to May 31, 2004. On or after May 31, 2004, the Corporation may redeem shares of the Series A Preferred, in whole or in part, from time to time, at a redemption price per share which shall equal the product of (i) the Optional Redemption Percentage multiplied by (ii) the Liquidation Preference per share of the Series A Preferred to be redeemed to the date of redemption. The "Optional Redemption Percentage" shall initially equal 105% and shall decline ratably on each anniversary of May 31, 2004 until May 31, 2007 (in any case to an amount not less than 100%). The redemption price shall be payable in cash, upon not less than 30 nor more than 60 days' prior written notice to the holders of the Series A Preferred.

         (b) All of the outstanding shares of Series A Preferred shall be redeemed by the Corporation on November 30, 2007 (the "Mandatory Redemption Date") at a redemption price equal to 100% of the Liquidation Preference per share to the date of redemption, payable in cash, upon not less than 30 nor more than 60 days' prior written notice to the holders of the Series A Preferred.

         (c) If fewer than all of the outstanding shares of Series A Preferred are to be redeemed pursuant to Section 5(a), the shares to be redeemed shall be determined pro rata based on the number of shares of Series A Preferred held by each holder thereof.

         (d) Notice of optional redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the date fixed for redemption (the " Optional Redemption Date"), addressed to the respective holders of record of the Series A Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. Each notice of redemption shall state: (i) the Optional Redemption Date; (ii) the number of shares of Series A Preferred to be redeemed; (iii) the redemption price; (iv) the place or places where certificates representing such shares of Series A Preferred are to be surrendered for payment of the redemption price;
(v) that dividends on the shares to be redeemed will cease to accumulate on the Optional Redemption Date (unless the Corporation defaults in the payment of the redemption price); and (vi) the date upon which the conversion rights with respect to the Series A Preferred shall terminate. If fewer than all the shares of Series A Preferred are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Series A Preferred to be redeemed from each such holder.


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


         (e) At its election, the Corporation, prior to the Optional Redemption Date or the Mandatory Redemption Date, as applicable, may irrevocably deposit the cash redemption price (including accumulated and unpaid dividends) of the Series A Preferred so called for redemption in trust for the holders thereof with a bank or trust company, in which case the Corporation shall notify the holders of the Series A Preferred to be redeemed of (i) the date of such deposit, (ii) the office of such bank or trust company serving as the place of payment of the redemption price and (iii) the requirement that in order to receive payment on the Optional Redemption Date or the Mandatory Redemption Date, as the case may be, such holders surrender the certificates representing such Series A Preferred at such place on or prior to the Optional Redemption Date or the Mandatory Redemption Date, as applicable, against payment of the redemption price (including all accumulated and unpaid dividends). Any moneys so deposited which remain unclaimed by the holders of Series A Preferred at the end of two years after the Optional Redemption Date or the Mandatory Redemption Date, as applicable, will be returned by such bank or trust company to the Corporation and the holders of the Series A Preferred shall thereafter look to the Corporation for the payment of the redemption price.

         (f) No failure to give notice of redemption or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred except as to the holder to whom notice was defective or not given.

         (g) Holders of the Series A Preferred will be entitled to receive payment of the redemption price of their shares to be redeemed on or after the Optional Redemption Date or the Mandatory Redemption Date, as applicable, by presenting and surrendering the certificates representing such Series A Preferred at the designated place and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificates as the owner thereof and each surrendered certificate will be canceled; it being understood, however, that the Corporation shall not be obligated to pay the redemption price applicable to any Series A Preferred to be redeemed unless either (i) the certificates evidencing the shares of Series A Preferred to be redeemed are delivered to the designated place as provided above or (ii) the holder thereof notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. In the event that fewer than all the outstanding shares of Series A Preferred are to be redeemed, a new certificate will be issued representing the unredeemed shares.

         (h) From and after the Optional Redemption Date or the Mandatory Redemption Date (unless the Corporation defaults in payment of the redemption price), all dividends on the Series A Preferred called for redemption will cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends), will cease and terminate and such shares will not thereafter be transferred (except with the consent of the Corporation) on the Corporation's records, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

         (i) Any shares of Series A Preferred that have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series, until such shares are once more designated by the Board of Directors of the Corporation as part of a series of Preferred Stock other than Series A Preferred.


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


         (j) Until May 31, 2004, the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series A Preferred (except by conversion into Common Stock).

(6)      Voting Rights; Protective Provisions.
         ------------------------------------

         (a) Except as otherwise provided herein or as otherwise required by law, holders of the Series A Preferred shall vote together with the holders of Common Stock as a single class. In any matter in which the holders of the Series A Preferred and Common Stock vote as a single class, each share of Series A Preferred shall entitle its holder to a number of votes per share of Series A Preferred equal to the As Converted Factor. In any matter in which the Series A Preferred is entitled to vote as a separate class, each share of Series A Preferred shall be entitled to one vote. Shares of the Series A Preferred shall not entitle the holders thereof to any votes in connection with the election of directors.

         (b) If at any time prior to the date that the Corporation constitutes a TRS of EOPT and FUR, a transaction or event occurs which would cause EOPT or FUR to own any Preferred Pre-TRS Excess Stock (as defined below), then the portion of the stock of the Corporation owned by EOPT or FUR, as the case may be, which constitutes Preferred Pre-TRS Excess Stock shall automatically constitute non-voting stock of the Corporation on the date immediately prior to such transaction or event and shall remain non-voting stock of the Corporation until such time as EOPT or FUR, as the case may be, delivers notice to the Corporation that (i) such stock no longer constitutes Preferred Pre-TRS Excess Stock, or
(ii) the Corporation constitutes a taxable REIT subsidiary (a "TRS") (as such term is defined in Section 856(l) of the Internal Revenue Code of 1986, as amended (the "Code")) of EOPT. The term "Preferred Pre-TRS Excess Stock" shall mean any portion of the Series A Preferred owned by EOPT or FUR, as the case may be, which, when combined with any shares of Common Stock owned by EOPT or FUR, as the case may be, exceeds 9.5% of the total outstanding voting securities of the Corporation, as determined under Code Section 856(c)(4)(B); provided, however, that for periods after December 31, 2000, the term "Preferred Pre-TRS Excess Stock" shall mean any portion of the Series A Preferred owned by EOPT or FUR, as the case may be, which, when combined with any shares of Common Stock owned by EOPT or FUR, as the case may be, exceeds 9.5% of the total voting power of the outstanding securities of the Corporation, as determined under Code
Section 856(c)(4)(B)(iii)(II). For purposes of determining whether any of the Series A Preferred constitutes Preferred Pre-TRS Excess Stock, any warrants exercisable for Common Stock owned by EOPT or FUR, as the case may be, shall be treated as having been exercised. For purposes of this Section 6(b), EOPT and FUR shall be considered to own directly any stock, warrants or other securities the ownership of which would be attributable to EOPT or FUR, as the case may be, for purposes of applying the provisions of Section 856(c)(4)(B) of the Code. All references to the Corporation in this Section 6(b) shall include references to any successor-in-interest to the Corporation. If requested in writing by EOPT or FUR, the Corporation shall, in a timely manner, provide EOPT or FUR, as the case may be, with any information reasonably necessary for EOPT or FUR, as the case may be, to determine whether any of the Series A Preferred EOPT owns constitutes Preferred Pre-TRS Excess Stock. The Corporation further agrees to notify EOPT or FUR, as the case may be, as soon as practicable, in writing, of any event or transaction of which it has knowledge that it believes results in EOPT's or FUR's ownership of Preferred Pre-TRS Excess Stock, as the case may be. The Corporation further agrees that if any event or transaction results in EOPT's or FUR's ownership of any Preferred Pre-TRS Excess Stock, the Corporation shall notify EOPT or FUR, as the case may be, as soon as practicable, in writing, in the event that it believes such stock no longer constitutes Preferred Pre-TRS Excess Stock.


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


         (c) Until the occurrence of a Qualified Initial Public Offering or a Qualified Merger, consent of the holders of at least 66.67% (or, in the case of clause (iv) and (ix) below only, 80%) of the outstanding shares of Series A Preferred not held by FrontLine Capital Group ("FCG") or its Affiliates will be required for:

                (i) any sale or acquisition (in each case, by way of stock sale, merger with an entity the common stock or other equity interests of which are privately held, asset sale, recapitalization or similar transaction) by or of the Corporation or any subsidiary of the Corporation of shares, assets or a business representing 25% of LTM EBITDA of the Corporation and its subsidiaries on a consolidated basis;

                (ii) any merger, other than a Qualified Merger, of the Corporation or any Material Subsidiary with another entity the common stock or other equity interests of which are publicly held;

                (iii) any liquidation, dissolution or winding up of the affairs of the Corporation or any Material Subsidiary;

                (iv) any amendment to the Corporation's Certificate of Incorporation or by-laws in a manner adverse to holders of the Series A Preferred;

                (v) the issuance of any equity security by the Corporation (upon conversion or otherwise) other than (A) Common Stock, (B) preferred stock that is subordinated to the Series A Preferred as to liquidation but otherwise has the characteristics of Consent Securities, or (C) Consent Securities not requiring consent under subsection (vi) below, or the issuance of any debt security by the Corporation which may, at the option of the holder or the Corporation, be converted prior to the redemption or conversion of the Series A Preferred, into any equity security of the Corporation other than an equity security permitted pursuant to the requirements of clause (A) or
                       (B) of this subsection (v);

                (vi) the incurrence of Indebtedness or issuance of Consent Securities resulting in a Consent Securities Ratio in excess of 6 to 1 (or, through December 31, 2000, the incurrence of Indebtedness or the issuance of Consent Securities resulting in an aggregate amount of Indebtedness and Consent Securities in excess of $450 million);

                (vii) any increase in the number of shares of Common Stock issuable pursuant to the Stock Option Plan in excess of the Option Limiting Percentage;

                (viii) any material change in the business plan of the
                       Corporation as reflected in the Corporation's Business Plan dated January 2000; or


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


                (ix) the purchase, redemption or other acquisition of any equity security by the Corporation ranking junior to, or pari passu with, the Series A Preferred.

Notwithstanding the foregoing,

                (A) if EOP sells (1) more than 919,748.461 shares of Series A Preferred to one or more entities other than its Affiliates or (2) Series A Preferred to four or more entities other than its Affiliates, only the consent of the holders of a majority of the outstanding shares of Series A Preferred not held by FCG or its Affiliates will be required in connection with any of the matters specified in clauses (i) through (iii) and (v) through
                       (ix) above;

                (B) if EOP is determined to have an EOP Conflict (excluding any conflicts resulting solely from the ownership of shares of Series A Preferred) in evaluating any proposed transaction falling within the scope of clauses (i) or
                       (ii) above, EOP shall have the right to vote on the matter but only the consent of a majority of the outstanding shares of Series A Preferred not held by FCG or its Affiliates will be required; and

                (C) in the case of an acquisition meeting the criteria of clause (i) above, or in the case of matters covered by clauses (vii) and (viii) above, if the Corporation is not a TRS, EOP shall not have the right to vote on the matter in question and the shares held by EOP shall not be considered outstanding for purposes of determining whether holders of the Series A Preferred have consented to the matter in question.

         (d) Until a Qualified Initial Public Offering or Qualified Merger, the consent of the Board of Directors of the Corporation, which consent shall include that of at least one director designated by a holder of the Series A Preferred (other than FCG or any Affiliate thereof), shall be required for any transaction or agreement (other than with respect to the Operating Agreement of HQ Global Workplaces Equity Joint Venture, LLC between the Corporation and EOP and the transactions contemplated thereby) between the Corporation and FCG or any Investor or any of their respective Affiliates having a transaction value or contemplated transaction value equal to or exceeding

                (i)    2% of the Corporation's annual budgeted revenues, or

                (ii)   3% of the Corporation's annual budgeted expenses,

each determined as reasonably projected over any four successive quarterly periods during the period beginning on the date such transaction or agreement shall commence and ending on the later of (A) the three year anniversary of such commencement date or (B) the termination date of such transaction or agreement. In addition, the Corporation shall inform its Board of Directors in advance of all such transactions or agreements having a transaction value or contemplated transaction value equal to or exceeding $250,000, even if consent is not required in accordance with the preceding sentence. Notwithstanding the foregoing, if the Corporation is not a TRS of EOPT on the date the consent of a director designated by a holder of the Series A Preferred is required, the consent of a director designated by EOPT shall not be required in order for the Corporation to take the actions described in this Section 6(d).


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


         (e) Notwithstanding any provision herein to the contrary, until the occurrence of a Qualified Initial Public Offering or a Qualified Merger, consent of the holders of all the outstanding shares of Series A Preferred not held by FCG or its Affiliates will be required for the Corporation to issue any equity security (including Consent Securities) that

                (i) ranks senior to the Series A Preferred with respect to the payment of dividends; or

                (ii)   entitles the holders thereof to cash dividends,

provided, however, that if the Corporation is not a TRS of EOPT on the date such consent is required, then the consent of EOPT shall not be required in order for the Corporation to take the actions described in Section 6(e)(ii).

         (f) Notwithstanding any provision herein to the contrary, the Corporation shall not consummate any merger approved by the holders of the Series A Preferred in accordance with Section 6(c)(i) or (ii), as applicable, in the event that the aggregate value of the consideration to be received by the holders of the Common Stock upon consummation of such merger is more than 17.5% below the value of the aggregate consideration to be received as calculated on the date of the execution of the merger agreement relating to such merger, unless the holders of the Series A Preferred reapprove such merger pursuant to
Section 6(c)(i) or 6(ii), as applicable.

(7)      Conversion.
         ----------

         (a) In the event of a merger of, or an initial public offering of Common Stock by, the Corporation that does not constitute a Qualified Merger or Qualified Initial Public Offering, respectively (a "Conversion Option Event"), each holder of the Series A Preferred shall have the option to convert its shares of Series A Preferred, in whole or in part, into shares of Common Stock at the Conversion Rate on the date of the consummation of such merger or initial public offering, as the case may be; provided, however, that no holder of Series A Preferred shall have the option to convert any shares of Series A Preferred in respect of which a Redemption Election has been made and not withdrawn in accordance with Section 8(b) by the close of business on the Business Day prior to the Redemption Election Payment Date; and provided, further, that the foregoing right to convert shares of Series A Preferred to be redeemed pursuant to Section 5 hereof will terminate at the close of business on the Business Day immediately preceding the Optional Redemption Date or the Mandatory Redemption Date, as applicable.

         The Corporation shall provide each holder of Series A Preferred with a summary of the material terms of a proposed merger not less than 45 days prior to the consummation thereof and shall notify each holder of the Series A Preferred of its intention to file a registration statement relating to an initial public offering with the SEC not less than 45 days prior to the filing date thereof. Each holder of Series A Preferred shall notify the Corporation in writing of such holder's election not more than 30 days after its receipt of such summary or notice, as the case may be, from the Corporation and such holder's election shall be irrevocable for 150 days after its receipt of such summary or notice, as the case may be, from the Corporation; provided,


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


however, that any holder shall have the right to rescind its election and either continue to hold its Series A Preferred or make a Redemption Election if there is any material change in the Corporation's business or financial condition or in the Conversion Price occurring prior to the consummation of the proposed merger or initial public offering, as the case may be, or if the proposed merger or initial public offering is not consummated within 150 days after its receipt of such summary or notice, as the case may be, from the Corporation.

         (b) Following the consummation of the transaction resulting in a Conversion Option Event, holders of shares of Series A Preferred which remain outstanding shall have the option at any time prior to the occurrence of a Qualified Initial Public Offering or Qualified Merger to convert all or a portion of such shares into shares of Common Stock at the Conversion Rate; provided, however, that the right to convert shares of Series A Preferred to be redeemed pursuant to Section 5 shall terminate at the close of business on the Business Day immediately preceding the Optional Redemption Date or the Mandatory Redemption Date, as applicable.

         In case the Corporation shall pay or make any dividend or any other distribution on any class of capital stock of the Corporation payable in shares of Common Stock after a Conversion Option Event but prior to a conversion pursuant to this Section 7(b), the Conversion Rate in effect at the time of such conversion shall be increased by dividing the Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date before such dividend or distribution and the denominator of which shall be the sum of such number of outstanding shares of Common Stock and the total number of shares constituting all such dividends or other distributions.

         In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, and such subdivision becomes effective after a Conversion Option Event but prior to the issuance of shares of Common Stock upon a conversion pursuant to this Section 7(b), the Conversion Rate in effect at the time of such conversion shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock and such combination becomes effective after a Conversion Option Event but prior to such conversion, the Conversion Rate in effect at the time of such conversion shall be proportionately reduced.

         If, after a Conversion Option Event but prior to the issuance of shares of Common Stock upon a conversion pursuant to this Section 7(b), the Corporation shall sell shares of its Common Stock at a price per share less than the current market price per share of Common Stock on the date of sale (other than shares of Common Stock issued (i) pursuant to the Stock Option Plan, (ii) upon exercise of any warrants to purchase Common Stock of the Corporation, including any warrants issued to holders of the Corporation's high yield, mezzanine or bridge debt in accordance with Section 5.1 of the Stockholders Agreement, or (iii) upon conversion of the Series A Preferred), the Conversion Price in effect at the time of such conversion shall be adjusted to equal the price determined by multiplying the Conversion Price in effect immediately prior to such sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such sale and (y) the number of shares of Common Stock which the aggregate consideration received by the Corporation from such sale would purchase at such current market price and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale and (2) the number of shares of Common Stock so sold.

         If, after a Conversion Option Event but prior to the issuance of shares of Common Stock upon a conversion pursuant to this Section 7(b), the Corporation shall distribute rights, options or warrants (any such rights, options or warrants are referred to herein as "Options") or any stock or securities convertible into or exercisable or exchangeable for Common Stock (other than a dividend subject to the provisions of the second paragraph of Section 7(b) or any warrants issued to holders of the Corporation's mezzanine or bridge debt in accordance with Section 5.1 of the Stockholders Agreement ) (any such stock or securities are referred to herein as "Convertible Securities") to the holders of all or at least 75% of the outstanding shares of its Common Stock entitling them to subscribe for, purchase, convert into or exchange for shares of Common Stock at a price per share less than the current market price per share of Common Stock as of the record date for such distribution, the Conversion Price used in the determination of the Conversion Rate for a conversion pursuant to this
Section 7(b) shall be adjusted to equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such record date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation from the exercise of such Options or from the conversion, exercise or exchange of such Convertible Securities would purchase at such current market price and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock so offered for subscription, purchase, conversion, exercise or exchange. Options or Convertible Securities distributed by the Corporation to all holders of its Common Stock entitling the holders thereof to subscribe for, purchase, convert into or exchange for shares of Common Stock, which Options or Convertible Securities (i) are deemed to be transferred with such shares of Common Stock,
(ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 7(b) not be deemed distributed until the occurrence of the earliest Trigger Event. An adjustment made pursuant to this Section 7(b) shall be effective immediately after the record date for such distribution.

         (c) Upon the consummation of a Qualified Initial Public Offering or Qualified Merger, each share of Series A Preferred shall automatically be converted into shares of Common Stock at the Conversion Rate. The Corporation shall provide each holder of Series A Preferred with a summary of the material terms of a proposed Qualified Initial Public Offering or Qualified Merger not less than 30 days prior to the consummation thereof. However, the automatic conversion of the Series A Preferred shall not be contingent upon the Corporation's delivery of the summary referred to in the preceding sentence.

         (d) In the event that none of a Qualified Merger, Qualified Initial Public Offering or a Conversion Option Event has occurred prior to the close of business on the last Business Day immediately preceding the Mandatory Redemption Date, holders of the Series A Preferred shall have the right to convert their shares into shares of Common Stock on the Mandatory Redemption Date at the Conversion Rate.

         Each holder of Series A Preferred electing to convert its shares on the Mandatory Redemption Date shall notify the Corporation in writing of such holder's election not less than 45 nor more than 90 days prior to the Mandatory Redemption Date, whereupon the Corporation shall notify each such holder of the Conversion Price applicable to such conversion in accordance with clause (iv) of the definition of Conversion Price not less than 30 days prior to the Mandatory Redemption Date. Any holder shall have the right to rescind any previous election to convert upon notice to the Corporation no less than 10 Business Days prior to the Mandatory Redemption Date.

         (e) Upon the consummation of a sale pursuant to a Tag-Along Right by a holder of the Series A Preferred electing to include all or a portion of its Series A Preferred as part of the Tag-Along Right, each transferee to whom such shares of Series A Preferred shall have been transferred shall have the option to convert such shares of Series A Preferred into Common Stock at the Conversion Rate on or prior to the 60th day following the sale pursuant to such Tag-Along Right (the "Tag-Along Conversion Date"). Each such transferee holding Series A Preferred electing to convert its shares on the Tag-Along Conversion Date shall notify the Corporation in writing of such holder's election not less than 45 days prior to the Tag-Along Conversion Date.

         (f) No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined by the Board of Directors of the Corporation in its good faith judgment. If more than one share of Series A Preferred is surrendered for conversion by the same holder, the number of full shares of Common Stock issuable upon conversion shall be computed on the basis of the aggregate number of shares of Series A Preferred so surrendered.

         (g) The Corporation and each holder of Series A Preferred shall, as promptly as practicable, but in no event later than the Mandatory HSR Filing Date, file (i) with the FTC and the DOJ the notification and report form, if any, required in connection with the issuance of Common Stock upon conversion of the Series A Preferred and any supplemental information requested in connection therewith pursuant to the HSR Act, and (ii) any report or document required to be filed with any other Governmental Entity resulting from such issuance of the Common Stock. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each holder of Series A Preferred shall furnish to the Corporation, and the Corporation shall furnish to each such holder of Series A Preferred, such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing or submission which is necessary under the HSR Act. The Corporation shall keep each holder of Series A Preferred informed, and each holder of Series A Preferred shall keep the Corporation informed, of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ in respect of the issuance of Common Stock to such holder upon conversion of the Series A Preferred and shall comply promptly with any such inquiry or request.

         Any conversion of the Series A Preferred and the related issuance of Common Stock shall be subject to the conditions that such conversion and issuance not violate any statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity and that no action, claim, proceeding or investigation shall be pending or threatened by any Governmental Entity (other than a court acting in response to an action, claim or proceeding brought by a non-Governmental Entity) that, if successful, would result in any of the foregoing effects.

         (h) Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Transfer Agent, and shall give written notice to the Corporation at such office that it elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to either of Section 7(c) or (e) above, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Transfer Agent. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion to any holder of Series A Preferred, whether such conversion is automatic or at the option of such holder, unless either (i) the certificates evidencing the shares of Series A Preferred are delivered to the Transfer Agent as provided above or (ii) the holder notifies the Transfer Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

         The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office of the Transfer Agent to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash payable as the result of a conversion into fractional shares of Common Stock.

         Any such conversion shall be deemed to have been made upon

              (i)  satisfaction of the conditions specified in Section 7(g) and

              (ii) either

                   (A) in the case of a conversion pursuant to either Section 7(a), (b) or (d), satisfaction of the conditions set forth in such Section and in this Section 7(h), or

                   (B) a Qualified Initial Public Offering, Qualified Merger or consummation of the sale pursuant to a Tag-Along Right, as the case may be,

and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock when the applicable conditions specified in clauses (i) and (ii) above are satisfied.

         (i) Except as otherwise provided herein with respect to the calculation of the Liquidation Preference, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred converted into Common Stock.

         (j) If any recapitalization, reclassification or reorganization of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets, shall be effected (an "Organic Change"), and in connection with such Organic Change the Common Stock shall be converted into common stock of another entity or another security of the Corporation (a "New Security"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Corporation whereby (i) if the conversion occurs in connection with such Organic Change, the holders of the Series A Preferred shall receive (in lieu of the shares of the Common Stock immediately theretofore receivable upon the conversion rights contained herein) such shares of New Securities or property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock which such holders would have received immediately following such Organic Change had such holders converted their shares of Series A Preferred into shares of Common Stock immediately prior to the effective date of such Organic Change at the Conversion Rate at the time of conversion, and (ii) if the conversion occurs subsequent to such Organic Change, the Corporation shall make appropriate provision with respect to the rights and interests of the holders of the Series A Preferred so that the conversion provisions hereof (and the definition of Conversion Rate) shall thereafter be applicable to a conversion of the Series A Preferred into said New Securities. The Corporation will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the surviving entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument the obligation to deliver to holders of shares of the Series A Preferred such shares of common stock or other securities or property as, in accordance with the foregoing provisions, such holders may be entitled to receive upon conversion.

         (k) In the event that at any time, as a result of an adjustment made pursuant to Section 7(j) above, the holder of any shares of Series A Preferred becomes entitled to receive any shares of capital stock other than Common Stock of the Corporation, the number and kind of such other shares so receivable shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions concerning the Common Stock contained in Section 7(b) and the provisions of this Section 7 shall apply on like terms to any such other shares.

         (l) If any event occurs as to which the provisions of the second through fifth paragraphs, inclusive, of Section 7(b) or of Sections 7(j) and (k) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Corporation, fairly protect the conversion rights of the holders of the Series A Preferred in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of such Board, to protect the conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price or otherwise adversely affecting the holders of the Series A Preferred.

         (m) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series A Preferred, the full number of shares of Common Stock then issuable upon the conversion of the Series A Preferred.

         (n) Except as provided in the next sentence, the Corporation will pay any and all documentary, stamp or similar issue and transfer taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred. The Corporation shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred or its Affiliates, and no such issue or delivery shall be made unless and until the person requesting such issue and delivery has paid to the Corporation the amount of any such tax or duty, or has established to the satisfaction of the Corporation that such tax or duty has been paid.

         (o) The Corporation agrees that all shares of Common Stock which may be delivered upon conversion of the Series A Preferred, upon such delivery, will have been duly authorized and validly issued, will be fully paid and nonassessable, will be free and clear of all liens, other than transfer restrictions relating to federal securities laws, and will not be subject to any preemptive or similar rights under any provision of applicable law, the certificate of incorporation or by-laws of the Corporation or any agreement, contract or instrument to which the Corporation is a party or by which it or any of its properties or assets are bound (and shall be issued out of the Corporation's authorized but unissued Common Stock).

         (p) Any shares of Series A Preferred that have been converted shall, after such conversion, have the status of authorized but unissued Preferred Stock, without designation as to series, until such shares are once more designated by the Board of Directors as part of a series of Preferred Stock other than Series A Preferred.

(8)      Redemption at Option of Holders.
         -------------------------------

         (a) Notwithstanding the provisions of Section 7(a), upon the occurrence of a Conversion Option Event and subject to the consent, if required pursuant to the terms thereof, of the holders of any indebtedness of the Corporation for borrowed money or any indebtedness for borrowed money guaranteed by the Corporation (which the Corporation agrees to use commercially reasonable efforts, other than the payment of any fee or other consideration, to obtain), each holder of Series A Preferred shall have the right to require the Corporation to redeem for cash (a "Redemption Election") all or a portion of shares of Series A Preferred owned by such holder on the date of the consummation of the Conversion Option Event (the "Redemption Election Payment Date"), at a redemption price per share equal to 100% of the Liquidation Preference per share to the Redemption Election Payment Date.

         (b) In order for a holder to have its Series A Preferred redeemed on the Redemption Election Payment Date, such holder shall deliver to the Corporation (i) notice of such holder's election in writing, not less than 30 days prior to the Redemption Election Payment Date and (ii) on or prior to 5:00 p.m., New York City time, on the last Business Day prior to the Redemption Election Payment Date, at the office of the Transfer Agent, the shares of Series A Preferred to be redeemed with the form entitled "Option to Elect Redemption" on the reverse thereof or otherwise accompanying such shares of Series A Preferred duly completed. Any Redemption Election shall be irrevocable; provided, however, that any holder shall have the right to rescind its Redemption Election and either continue to hold its Series A Preferred or make an election to convert its Series A Preferred pursuant to Section 7(a) if there is any material change in the Corporation's business or financial condition or in the Conversion Price occurring prior to the consummation of the Conversion Option Event or if the Conversion Option Event is not consummated within 150 days after its receipt of the summary thereof from the Corporation.

         (c) At its election, the Corporation, prior to the Redemption Election Payment Date, may irrevocably deposit the cash redemption price (including accumulated and unpaid dividends) of the Series A Preferred to be redeemed in trust for the applicable holders thereof with a bank or trust company, in which case the Corporation shall notify the holders of the Series A Preferred to be redeemed of (i) the date of such deposit, (ii) the office of such bank or trust company serving as the place of payment of the redemption price and (iii) the requirement (subject to the right of a holder of Series A Preferred to rescind its Redemption Election) that such holders surrender the certificates representing such Series A Preferred at such place on or prior to the Redemption Election Payment Date against payment of the redemption price (including all accumulated and unpaid dividends). Any moneys so deposited which remain unclaimed by the holders of Series A Preferred at the end of two years after the Redemption Election Payment Date will be returned by such bank or trust company to the Corporation and the holders thereafter shall look to the Corporation for payment of the redemption price.

         (d) Subsequent to the satisfaction of the conditions specified in clause (b), on the Redemption Election Payment Date, the redemption price of the Series A Preferred to be redeemed will be paid to or on the order of the person whose name appears on such certificates as the owner thereof and each surrendered certificate will be canceled; it being understood, however, that the Corporation shall not be obligated to pay the redemption price applicable to any Series A Preferred to be so redeemed unless either (i) the certificates evidencing the shares of Series A Preferred to be so redeemed are delivered as provided above or (ii) the holder thereof notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. In the event that fewer than all the outstanding shares of Series A Preferred are to be redeemed, a new certificate will be issued representing the unredeemed shares.

         (e) From and after the Redemption Election Payment Date (unless the Corporation defaults in payment of the redemption price), all dividends on the Series A Preferred actually redeemed will cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends), will cease and terminate and such shares actually redeemed will not thereafter be transferred (except with the consent of the Corporation) on the Corporation's records, and such shares actually redeemed shall not be deemed to be outstanding for any purpose whatsoever.

(9)      Special Provisions Relating to a Default.
         ----------------------------------------

         For so long as the Corporation remains in default with respect to all or any portion of the redemption price payable in connection with the redemption of the Series A Preferred on the Mandatory Redemption Date or earlier Redemption Election Payment Date ("Redemption Default"), in addition to any other remedies that may be available to holders of shares of Series A Preferred:

             (i) dividends on the Series A Preferred with respect to which the Redemption Default has occurred shall be payable at the Default Dividend Rate multiplied by the Liquidation Preference on such redemption date; and

             (ii) no later than 60 days after the end of each fiscal quarter of the Corporation, commencing with the first full fiscal quarter following the quarter in which the Redemption Default occurs, the Corporation shall be required to pay to the holders of the Series A Preferred with respect to which the Redemption Default has occurred an amount equal to the lesser of (A) 100% of Excess Cash Flow for the quarter then ended, and (B) that portion of the redemption price which remains unpaid.

(10)     Definitions.
         -----------

         "Additional Dividend" shall have the meaning set forth in Section 3(e).

         "Adjusted EBITDAR" shall mean EBITDA plus Rent, Losses to Break Even on Development Properties and non-recurring items involving the Corporation or any of its consolidated subsidiaries, each as determined in accordance with generally accepted accounting principles.

         "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such Person, or (ii) any officer, director, general partner, managing member or trustee of such Person or any Person referred to in clause (i) above. For purposes of this definition, (i) "control," when used with respect to any Person, means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing, (ii) with respect to EOP or its successors, any non-controlled subsidiary of EOP or any successor thereto or EOPT or any successor thereto shall be considered an Affiliate, and (iii) for voting purposes only, based on the facts in existence on May 31, 2000, FUR shall not be considered an Affiliate of FCG.

         "Aggregate Rent Obligation" shall mean all Rent payable by the Corporation within the next twelve months from the relevant date.

         "As Converted Factor" shall mean the number determined by dividing the Liquidation Preference per share of Series A Preferred as of the relevant date by the Per Share Price, provided, however, that

         (A) in the case of Section 3(e) relating to equity securities of the Corporation other than Common Stock, the "As Converted Factor" shall mean the number determined by dividing the Liquidation Preference per share of Series A Preferred by the liquidation preference of such other equity security;

         (B) if the Corporation shall sell shares of Common Stock pursuant to an offering which is not a Qualified Initial Public Offering, then

              (i) if the price per share in such sale is less than the Per Share Price, or

              (ii) if (A) the price per share in such sale is greater than the Per Share Price, (B) the gross proceeds to the Corporation from such sale are not less than $100 million, and (C) at least 50% of the shares of Common Stock in such sale is purchased by investors that are not Affiliates of the Corporation or FCG (provided that for purposes of this clause (C), an investor purchasing shares of Common Stock in such sale who is not otherwise an Affiliate of the Corporation or FCG shall not be deemed to be an Affiliate of the Corporation or FCG solely by reason of having the right to nominate a member of the Corporation's Board of Directors as part of the sale consideration), the As Converted Factor shall be determined by dividing the Liquidation Preference per share by the price per share of Common Stock so sold;

         (C) subsequent to a merger of the Corporation which is not a Qualified Merger but prior to any conversion pursuant to Section 7(b), the As Converted Factor shall be determined by dividing the Liquidation Preference per share by the dollar value of the consideration paid in respect of each share of Common Stock as determined as of the date of the execution of the agreement relating to such merger, provided that, if the aggregate value of the consideration to be received upon consummation of the merger is more than 12.5% below the value of the aggregate consideration to be received as calculated on the date of the execution of the merger agreement, the As Converted Factor shall be determined by dividing the Liquidation Preference per share by the dollar value of the aggregate consideration to be received upon consummation of the merger;

         (D) in case the Corporation shall issue additional shares of Common Stock of the Corporation or shall pay or make any dividend or other distribution on any class of capital stock of the Corporation payable in shares of Common Stock, the As Converted Factor in effect at such time as the As Converted Factor is determined shall be increased by dividing the As Converted Factor by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the last date prior to such issuance, dividend or distribution and the denominator of which shall be the sum of such number of outstanding shares of Common Stock and the total number of shares constituting all such dividends, issuances and distributions;

         (E) in case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the As Converted Factor shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock and such combination becomes effective prior to the date of the determination of the As Converted Factor, the As Converted Factor shall be proportionately reduced;

         (F) if the Corporation shall sell shares of its Common Stock at a price per share less than the then current market price per share of Common Stock (other than shares of Common Stock issued (i) pursuant to the stock option plan adopted by the Corporation in accordance with its certificate of incorporation, as amended, (ii) upon exercise of any warrants to purchase Common Stock of the Corporation, including any warrants issued to holders of the Corporation's high yield, mezzanine or bridge debt in accordance with Section 5.1 of the Stockholders Agreement or (iii) upon conversion of the Series A Preferred), the number by which the Liquidation Preference is divided to determine the As Converted Factor shall be adjusted to equal the price determined by multiplying such number by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such sale and (y) the number of shares of Common Stock which the aggregate consideration received by the Corporation from such sale would purchase at such current market price and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale and (2) the number of shares of Common Stock so sold;

         (G) if the Corporation shall distribute Options or Convertible Securities to the holders of all of its Common Stock entitling them to subscribe for, purchase, convert into or exchange for shares of Common Stock at a price per share less than the current market price per share of Common Stock as of the record date for such distribution, the number by which the Liquidation Preference is divided to determine the As Converted Factor shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such record date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation from the exercise of such Options or from the conversion, exercise or exchange of such Convertible Securities would purchase at such current market price and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock so offered for subscription, purchase, conversion, exercise or exchange. Options or Convertible Securities distributed by the Corporation to all holders of its Common Stock entitling the holders thereof to subscribe for, purchase, convert into or exchange for shares of Common Stock, which Options or Convertible Securities (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a Trigger Event, shall for purposes of this clause not be deemed distributed until the occurrence of the earliest Trigger Event. An adjustment made pursuant to this clause shall be effective immediately after such record date;

         (H) if any Organic Change shall be effected, and in connection with such Organic Change the Common Stock shall be converted into a New Security, then the definition of the As Converted Factor shall thereafter be determined in respect of said New Securities (after giving effect to such conversion of Common Stock into such New Security, assuming the conversion of the Series A Preferred into Common Stock immediately prior to such Organic Change);

         (I) in the event that that at any time, as a result of an adjustment made pursuant to Section 7(j), the holder of any shares of Series A Preferred becomes entitled to receive, or with the passage of time or the occurrence of another event would become entitled to receive, a New Security, the number and kind of such other shares so receivable shall thereafter, for purposes of determining the As Converted Factor, be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions set forth in clauses (D) through (H) above; and

         (J) if any event occurs as to which the foregoing provisions set forth in clauses (D) through (I) above are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Corporation, fairly protect the rights of the holders of the Series A Preferred in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of such Board, to protect such rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the As Converted Factor or otherwise adversely affecting the holders of the Series A Preferred.

         "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

         "Capital Expenditures" shall mean all expenditures that should be capitalized in accordance with generally accepted accounting principles.

         "Certificate of Incorporation" shall have the meaning set forth on page one herein.

         "Code" shall have the meaning set forth in Section 6(b).

         "Common Stock" shall have the meaning set forth in Section 2.

         "Consent Securities" shall mean non-voting equity securities of the Corporation having the following characteristics:

         (A)  an absence of protective covenants or consents;

         (B) a mandatory redemption or maturity date which is later than the mandatory redemption date of the Series A Preferred;

         (C) a specified liquidation preference on the date of issuance that does not exceed the consideration received for such securities on such date of issuance;

         (D) does not entitle the holder thereof to the payment of cash dividends; and

         (E) a junior ranking to the Series A Preferred except as to liquidation preference, on which basis such non-voting equity securities may rank on parity with the Series A Preferred.

         "Consent Securities Ratio" shall mean a ratio, the numerator of which is the sum of (i) the then current principal amount of Indebtedness of the Corporation and its consolidated subsidiaries, (ii) the liquidation preference from Consent Securities sold, and (iii) the product of 6.5 multiplied by the Corporation's Aggregate Rent Obligation, and the denominator of which is LTM Adjusted EBITDAR.

         "Consolidated Net Income" of the Corporation shall mean net income of the Corporation and its consolidated subsidiaries as determined in accordance with generally accepted accounting principles.

         "Conversion Option Event" shall have the meaning set forth in Section 7(a).

         "Conversion Price" shall mean

              (i) in connection with a Qualified Initial Public Offering or such other initial public offering of equity securities by the Corporation, the dollar amount equal to the price per share at which the related equity securities were initially sold to the public;

              (ii) in connection with a Qualified Merger or such other merger of the Corporation, the dollar value of the aggregate consideration to be received in respect of each share of Common Stock pursuant to the terms of the Qualified Merger or such other merger as calculated on the date of the execution of the merger agreement, provided that, if the aggregate value of the consideration to be received upon consummation of the merger is more than 12.5% below the value of the aggregate consideration to be received as calculated on the date of the execution of the merger agreement, the Conversion Price shall mean the dollar value of the aggregate consideration to be received upon consummation of the merger;

              (iii) in connection with a conversion pursuant to Section 7(b), the greater of (A) the dollar amount calculated pursuant to clause (i) or (ii) above, as the case may be, and (B) if the Common Stock is then publicly traded, the average closing price of the Common Stock during the three month period ending on the date on which the election to convert Series A Preferred into Common Stock pursuant to Section 7(b) is made;

              (iv) in connection with a conversion pursuant to Section 7(d), the fair market value of the Common Stock as determined no later than 30 days prior to the Mandatory Redemption Date by an independent "bulge bracket" investment banking firm selected by the Corporation and reasonably acceptable to a majority of the holders of the Series A Preferred; and

              (v) in connection with a conversion pursuant to Section 7(e), the dollar price per share at which the Common Stock is being sold pursuant to a Tag-Along Right.

         "Conversion Rate" shall mean the number of shares of Common Stock issuable upon conversion of one share of Series A Preferred determined by dividing the Liquidation Preference per share by the Conversion Price.

         "Convertible Securities" shall have the meaning set forth in Section 7(b).

         "Corporation" shall have the meaning set forth on page one herein.

         "Default Dividend Rate" shall mean, at any time, the sum of the Dividend Rate then in effect plus 3 percentage points.

         "Dividend Payment Date" shall have the meaning set forth in Section
3(b).

         "Dividend Rate" shall have the meaning set forth in Section 3(a).

         "DOJ" shall mean the United States Department of Justice.

         "EBITDA" shall mean earnings of the Corporation and its consolidated subsidiaries before interest, taxes, depreciation and amortization, each as determined in accordance with generally accepted accounting principles.

         "EOP" shall mean EOP Operating Limited Partnership.

         "EOPT" shall mean Equity Office Properties Trust.

         "EOP Conflict" shall exist in respect of a proposed transaction which falls within the scope of clauses (i) or (ii) of Section 6(c) if it shall be determined by a committee of Independent Directors that

              (i) such proposed transaction could reasonably be expected to materially diminish the value of any line of business of EOP; or

              (ii) such transaction involves an entity in which EOP has invested over $25 million and the transaction would materially diminish the value of EOP's investment in such entity.

         "Excess Cash Flow" shall mean, for any fiscal quarter of the Corporation, the excess of

                     (a) the sum, without duplication, of (i) EBITDA for such
                  quarter, (ii) extraordinary gains or gains from sales of assets, if any, of the Corporation or any of its consolidated subsidiaries during such quarter and not included in Consolidated Net Income; and (iii) reductions to non-cash working capital of the Corporation and its consolidated subsidiaries for such quarter, over

                     (b) the sum, without duplication, to the extent funded from internally generated funds, of (i) the amount of any cash income taxes payable by the Corporation and its consolidated subsidiaries with respect to such quarter; (ii) cash interest paid by the Corporation and its consolidated subsidiaries during such quarter; (iii) Capital Expenditures made in cash during such fiscal quarter; (iv) payments of Indebtedness at maturity made by the Corporation and its consolidated subsidiaries during such quarter; (v) optional and mandatory prepayments of the principal of Indebtedness (including any mandatory cash flow sweeps) made by the Corporation and its consolidated subsidiaries during such quarter; (vi) extraordinary cash losses from sales of assets, if any, of the Corporation or any of its consolidated subsidiaries during such quarter and not included in Consolidated Net Income; and
                  (vii) additions to noncash working capital made by the Corporation and its consolidated subsidiaries during such quarter.

         "FCG" shall have the meaning set forth in Section 6(c).

         "FTC" shall mean the United States Federal Trade Commission.

         "FUR" shall mean First Union Real Estate and Mortgage Investments.

         "Fully-Diluted Basis" shall mean a basis which gives effect to the issuance of Common Stock issuable upon conversion of the Series A Preferred or upon exercise or conversion of any warrants, options or convertible securities of the Corporation outstanding on August 11, 2000.

         "Governmental Entity" shall mean any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities or commodities exchange or other regulatory or self-regulatory body or association.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         "Independent Directors" shall mean all members of the Board of Directors of the Corporation other than

         (A) those members representing FCG or EOP;

         (B) officers, directors, employees, consultants or partners of the Corporation or any of their respective Affiliates;

         (C) officers, directors, employees, consultants, partners or material stockholders of FCG or any of their respective Affiliates; or

         (D) spouses, parents or lineal descendants of any such person or entity referred to in the immediately preceding clauses (A) through (C).

         "Indebtedness" of the Corporation and its consolidated subsidiaries means (i) any indebtedness, whether or not contingent, in respect of borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on the property of the Corporation or any of its consolidated subsidiaries, (iii) any lease of property as lessee which would be reflected on the Corporation's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, (iv) obligations, contingent or otherwise, in connection with any letters of credit or similar facilities actually issued, or amounts representing the balance deferred and unpaid of the purchase price of any property in which the Corporation or any of its consolidated subsidiaries has a firm, non-contingent purchase obligation, except any such balance that constitutes an accrued expense or trade payable,
(v) all obligations of the Corporation and its consolidated subsidiaries in respect of Swaps in the case of items of Indebtedness under (i) through (iv) above to the extent that any such items (other than letters of credit) would appear as a liability on the Corporation's consolidated balance sheet in accordance with generally accepted accounting principles, and (v) any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person.

         "Investor" shall mean each of EOP Operating Limited Partnership, Fortress HQ LLC, Stichting Pensioenfonds ABP, First Union Real Estate Equity and Mortgage Investments, CIBC WMC Inc., CIBC Employee Private Equity Fund Partners, AEW Targeted Securities Fund, L.P., AEW Targeted Securities Fund II, L.P., Blackacre Capital Partners L.P. and Paribas North America, Inc.

         "Liquidation" shall have the meaning set forth in Section 4(a).

         "Liquidation Amount" shall mean $40.772017 per share of Series A Preferred and shall increase by the amount of the per share dividend declared and paid on any Dividend Payment Date pursuant to Section 3(a).

         "Liquidation Preference" shall mean the amount equal to the Liquidation Amount as of the relevant date, plus an amount equal to all unpaid dividends accumulated to such relevant date, whether upon Liquidation, redemption or conversion, as applicable.

         "Losses to Break Even on Development Properties" shall mean the amount by which expenses exceed revenues during the period commencing with completion of a development property and ending on the earlier of (i) the date on which such property attains a 70% lease rate or (ii) 15 months from the completion date of such property.

         "LTM Adjusted EBITDAR" shall mean the Adjusted EBITDAR of the Corporation and its consolidated subsidiaries during the twelve-month period ending on the first day of the month in which the Corporation agrees to issue Consent Securities pursuant to Section 6(c)(vi).

         "LTM EBITDA" shall mean EBITDA of the Corporation and its consolidated subsidiaries during the twelve-month period ending on the first day of the month in which the Corporation or any subsidiary agrees to sell or acquire shares, assets or a business pursuant to Section 6(c)(i).

         "Mandatory HSR Filing Date" shall mean (i) in the case of a conversion pursuant to either Sections 7(a), (b), (d) or (e), five (5) Business Days following the date on which the Corporation shall receive notice from a holder of Series A Preferred regarding its election to convert its Series A Preferred, and (ii) in the case of an automatic conversion pursuant to Section 7(c), fifteen (15) Business Days following the execution of the merger agreement or the initial filing of the registration statement with the SEC relating to the Qualified Merger or Qualified Initial Public Offering, as the case may be.

         "Mandatory Redemption Date" shall have the meaning set forth in Section 5(b).

         "Material Subsidiary" shall mean any subsidiary of the Corporation representing 25% or more of the LTM EBITDA of the Corporation and its consolidated subsidiaries.

         "Mid-Point Price" shall mean a dollar amount equal to the average of the minimum and maximum offering prices established by the underwriters for the offering of the Common Stock as set forth in the final preliminary prospectus relating to the Qualified Initial Public Offering or such other initial public offering of equity securities by the Corporation to be filed with the SEC.

         "New Security" shall have the meaning set forth in Section 7(j).

         "Options" shall have the meaning set forth in Section 7(b).

         "Option Limiting Percentage" shall mean 10.5% of the Corporation's equity capitalization on a Fully-Diluted Basis less the percentage of such equity capitalization that is attributable to warrants issued to the holders of the Corporation's mezzanine or bridge debt (it being understood that in no case shall the number of shares issued to employees pursuant to the Stock Option Plan exceed 7.5% of the Corporation's equity capitalization on a Fully-Diluted Basis).

         "Optional Redemption Date" shall have the meaning set forth in Section 5(d).

         "Optional Redemption Percentage" shall have the meaning set forth in
Section 5(a).

         "Organic Change" shall have the meaning set forth in Section 7(j).

         "Per Share Price" shall mean $40.772017.

         "Person" shall mean any natural person, corporation, partnership, proprietorship, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or any government or state (or any subdivision thereof) of or in the United States or any foreign nation, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal..

         "Preferred Stock" shall have the meaning set forth on page one herein.

         "Qualified Initial Public Offering" shall mean an initial public offering of shares of equity securities of the Corporation where

              (i) the Mid-Point Price is not less than a percentage of the Per Share Price which shall initially equal 110% and which shall increase by 5 percentage points on each anniversary date of May 31, 2000 until May 31, 2004, in any case not to exceed 130%; and

              (ii) gross proceeds to the Corporation are equal to or greater than $100 million.

         "Qualified Merger" shall mean any merger of the Corporation with another entity the common stock or other equity interests of which are publicly held, where

              (i) the common stock or other equity interests of the surviving entity are publicly held,

              (ii) holders of the Common Stock have a right to receive consideration for their shares in such merger and the dollar value of the aggregate consideration per share received in such merger by holders of the Common Stock, calculated at the time of the consummation of such merger, equals or exceeds a percentage of the Per Share Price which shall initially equal 110% and which shall increase by 5 percentage points on each anniversary date of May 31, 2000 until May 31, 2004, in any case not to exceed 130%, and

              (iii) the market capitalization of the surviving entity is at least $100 million greater than the market capitalization of the Corporation and its subsidiaries immediately prior to such merger.

         "Redemption Default" shall have the meaning set forth in Section 9.

         "Redemption Election" shall have the meaning set forth in Section 8(a).

         "Redemption Election Payment Date" shall have the meaning set forth in
Section 8(a).

         "Rent" shall mean base rent, minimum rent, additional rent and any other sums payable by the Corporation to lessors with respect to leases of real property by the Corporation as lessee.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Series A Preferred" shall have the meaning set forth on page one herein.

         "Special Dividend Amount" shall have the meaning set forth in Section 3(e).

         "Stock Option Plan" shall mean the Stock Option Plan adopted by the Corporation during the fiscal year ended December 2000.

         "Swaps" shall mean payment obligations of the Corporation with respect to interest rate swaps, currency swaps or similar obligations which are due upon the termination thereof; provided, however, that if any agreement relating to a Swap provides for the netting of amounts payable by and to the Corporation thereunder or if any agreement provides for the simultaneous payment of amounts by and to the Corporation, then in each case, the amount of such obligation shall be the net amount determined to be due.

         "Tag-Along Conversion Date" shall have the meaning set forth in Section 7(e).

         "Tag-Along Right" shall have the meaning set forth in the Stockholders Agreement, dated as of May 31, 2000, by and among FCG, the Corporation and the Investors.


         "Transfer Agent" means American Stock Transfer & Trust Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation or its designee as the transfer agent for the Series A Preferred.


         "Trigger Event" shall have the meaning set forth in Section 7(b).


         "TRS" shall have the meaning set forth in Section 6(b).

(11)     Determinations by the Board of Directors Conclusive.
         ---------------------------------------------------

         Any determination by the Board of Directors pursuant to the terms of the Series A Preferred shall be final and binding upon the holders thereof and shall be conclusive for all purposes.

FOURTH: The Series A Preferred has been classified and designated by the Board of Directors under the authority contained in this Amended Certificate of Designations.

FIFTH: This Amended Certificate of Designations has been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: This Amended Certificate of Designations shall be effective upon filing with the Secretary of State.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, HQ GLOBAL HOLDINGS, INC. has caused these presents to be signed in its name and on its behalf by its President and Chief Operating Officer and its corporate seal to be hereunto affixed and attested by its Vice President, General Counsel and Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state under the penalties of perjury that, to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to approval are true in all material respects.

Dated:  August 11, 2000

                               HQ GLOBAL HOLDINGS, INC.



                               By:  /s/ David Rupert
                                    ---------------------------------------
                                    Name:  David Rupert
                                    Title: President and Chief Operating Officer



         [SEAL]

         ATTEST:


         /s/ Jill Louis
         ------------------------------
         Name:  Jill Louis
         Title: Vice President, General Counsel and Secretary



                                       28